YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL Consolidated (a) The Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, beginning in January 1, 2018, with a retrospective application. This requires a reclassification to non-operating expenses from “Salaries, wages and employee benefits” in operating expenses. Operating Income as Originally Reported (includes Pension Expense) above represents Operating Income prior to this application. Exhibit 99.2

Growing into capital structure. Continue to de-risk the balance sheet. Funded Debt to Adjusted EBITDA ratio down 2.16 turns. Note: Funded debt balances based on par value Leverage ratio YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL

YRCW’s credit ratings as of June 30, 2018: Standard & Poor’s Corporate Family Rating was B- with Stable outlook Moody’s Investor Service Corporate Family Rating was B3 with Positive outlook 3.18x LTM as of 2Q 2018 Credit facility covenants YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL

Key Segment Information (a) Percent change based on unrounded figures and not the rounded figures presented YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL

(a) Certain reclassifications have been made to prior years to conform to current year presentation (b) As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA ($ in millions) Ebitda reconciliation (consolidated) YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL

(a) Certain reclassifications have been made to prior years to conform to current year presentation (b) As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA (c) The Company adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, beginning in January 1, 2018, with a retrospective application. This requires a reclassification to non-operating expenses from “Salaries, wages and employee benefits” in operating expenses. Operating Income (Loss) and Other, net are restated above for FY 2013 through 2Q 2018 as a result of this application. ($ in millions) EBitda reconciliation (segment) YRC WORLDWIDE SECOND QUARTER 2018 EARNINGS CONFERENCE CALL